Exhibit 10.23

2009 Annual Grant Form

Outside Directors

RESTRICTED STOCK AWARD AGREEMENT
Cal Dive International, Inc.
2006 Long Term Incentive Plan

This Restricted Stock Award Agreement (the “Agreement”) is made by and between Cal Dive International, Inc. (“Company”) and  (“Director”) effective as of December 11, 2008 (“Grant Date”), pursuant to the Cal Dive International,, Inc. 2006 Long Term Incentive Plan, (the “Plan”), which is incorporated by reference herein in its entirety.

WHEREAS, the Company desires to grant to the Director the shares of equity securities specified herein (the “Shares”), subject to the terms and conditions of the Plan and the terms and conditions of this Agreement; and

WHEREAS, the Director desires to have the opportunity to hold Shares subject to the terms and conditions of this Agreement and the Plan;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.

Definitions.  For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)

“Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Shares issued to the Director hereunder and the obligation to forfeit and surrender such shares to the Company.

(b)

“Restricted Shares” shall mean the Shares that are subject to the Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.

Grant of Restricted Shares.  Effective as of the Grant Date, the Company shall cause to be issued in the Director’s name in book entry form the following Shares as Restricted Shares:  shares of the Company’s common stock, $.01 par value.  The Company shall also cause any shares of Stock or rights to acquire shares of Stock distributed by the Company in respect of Restricted Shares during any Period of Restriction (the “Retained Distributions”), to be issued in the Director’s name in book entry form.  During the Period of Restriction such book entry shall refer to restrictions to the effect that ownership of such Restricted Shares (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement.  The Director shall have the right to vote the Restricted Shares awarded to the Director and to receive and retain all regular dividends paid in cash or property (other than Retained Distributions), and to exercise all other rights, powers and privileges of a holder of Shares, with respect to such Restricted Shares, with the exception that (a) the Director shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Director may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Period of Restriction.  In accepting the award of Shares set forth in this Agreement the Director accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

3.

Transfer Restrictions.  The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions.  Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby.  Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Director also agrees (i) that the Company may refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (ii) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

4.

Vesting.  The Shares that are granted hereby shall be subject to Forfeiture Restrictions.  The Forfeiture Restrictions shall lapse as to the Shares that are granted hereby in accordance with the following schedule, provided that the Director still serves on the Board of Directors of the Company as of the lapse date:

Lapse Date	Number of Restricted Shares as to which Forfeiture Restrictions Lapse
First Anniversary of Grant Date	20% of Grant
Second Anniversary of Grant Date	40% of Grant
Third Anniversary of Grant Date	60% of Grant
Fourth Anniversary of Grant Date	80% of Grant
Fifth Anniversary of Grant Date	100% of Grant
Occurrence of a Change in Control	100% of Grant

Except as may otherwise be provided in the Plan, if the Director ceases to serve on the Board of Directors of the Company for any reason prior to the lapse date, including due to the death or disability of the Director, the Forfeiture Restrictions then applicable to the Restricted Shares shall not lapse and the number of Restricted Shares then subject to the Forfeiture Restrictions shall be forfeited to the Company.  Upon the lapse of the Forfeiture Restrictions with respect to

Shares granted hereby, the Company shall cause the reference to such restrictions to be removed from the book entry for such Shares, or, if requested by the Director, shall cause to be delivered to the Director a stock certificate representing such Shares, and such Shares shall be transferable by the Director (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law).

5.

Capital Adjustments and Reorganizations.  The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.

Section 83(b) Election.  The Director understands that the Director may elect to be taxed at the time the Shares are granted rather than at the time of vesting by filing an election under Section 83(b) of the Code with the IRS within thirty days from the date of grant.  The Director acknowledges that it is the Director’s sole responsibility and not the Company’s to file timely the election under Section 83(b), even if the Director requests the Company or its representatives to make this filing on the Director’s behalf.

7.

No Fractional Shares.  All provisions of this Agreement concern whole Shares.  If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share.

8.

Further Restriction on Transfer.  The Director consents to the placing on the book entry for the Shares of an appropriate note restricting resale or other transfer of the Shares except in accordance with the Securities Act of 1933 and all applicable rules thereunder.

9.

Notices.  Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Director at the Director’s address indicated beneath the Director’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth.  Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

10.

Amendment and Waiver.  This Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Director.  Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions.  Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company other than the Director.  The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same.  No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

11.

Governing Law and Severability.  This Agreement shall be governed by the laws of the State of Texas, without regard to its conflicts of law provisions.  The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

12.

Successors and Assigns.  Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Director, the Director’s permitted assigns, executors, administrators, agents, legal and personal representatives.

13.

Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, all effective as of the date first above written.

CAL DIVE INTERNATIONAL, INC.

By:
Quinn J. Hébert
President and Chief Executive Officer

DIRECTOR:

IRREVOCABLE STOCK POWER

KNOW ALL MEN BY THESE PRESENTS, That the undersigned, For Value Received, has bargained, sold, assigned and transferred and by these presents does bargain, sell, assign and transfer unto Cal Dive International, Inc., a Delaware corporation (the “Company”), the Shares transferred pursuant to the Restricted Stock Award Agreement dated effective December 11, 2008, between the Company and the undersigned; and subject to and in accordance with such Restricted Stock Award Agreement the undersigned does hereby constitute and appoint the Secretary of the Company the undersigned’s true and lawful attorney, IRREVOCABLY, to sell assign, transfer, hypothecate, pledge and make over all or any part of such Shares and for that purpose to make and execute all necessary acts of assignment and transfer thereof, and to substitute one or more persons with like full power, hereby ratifying and confirming all that said attorney or his substitutes shall lawfully do by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Stock Power effective the ___ day of _________, 20__.